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                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

     AGREEMENT made this December 1, 1992, by and between Plasma-Therm I.P. Inc., a Delaware Corporation (herein referred to as "Corporation") and Edmond A. Richards (herein referred to as "Employee").

                            BACKGROUND OF AGREEMENT

     Employee is presently employed by Corporation. Corporation desires to employ Employee and Employee desires to continue to accept such employment and both parties are entering into this Agreement to set forth their entire understanding with respect to such employment.

     NOW, THEREFORE, the parties hereto intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

     1.  EMPLOYMENT

         Corporation hereby employs Employee, and Employee hereby accepts such employment, upon the terms and subject to the conditions herein set forth.

     2.  TERM

         The term of this agreement shall commence on December 1, 1992 and shall continue for a period of three years until December 1, 1995 (the "Term"). Upon the expiration of the Term, the employment of Employee shall continue in full force and effect for an additional period of three years and thereafter for three year extension periods unless at least ninety (90) days prior to the end of the then current term, either Corporation or Employee has given written notice to the other of his/her or its election to terminate the employment at the end of such term.

     3.  DUTIES

         The Employee shall be General Manager and his/her particular duties and power in such capacity shall be such as may be determined from time to time by the President of Corporation, provided, however, such duties and powers shall be consistent with the position of an executive employee of a Delaware business corporation. In the performance of his/her duties the Employer shall make available to the Employee offices, secretarial and other support as necessary, facilities and amenities commensurate with his/her position and duties. Except with the written consent of Employee, his/her principal office in performing her duties hereunder shall be situated at Corporation's headquarters in St. Petersburg, Florida.

     4.  EXTENT OF SERVICES

         Employee agrees to devote substantially all of his/her business time, attention and energies to the business of the Corporation and shall not during the Term of this Agreement be

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engaged in any other business activity requiring any substantial amount of his/her business time (whether or not such business is pursued for gain, profit or pecuniary advantage).

     5.  COMPENSATION

         The Corporation agrees to pay and Employee agrees to accept as compensation for all services rendered hereunder:

         5.1 a base annual salary, payable in weekly installments, in the amount of $135,500.00.

         5.2 a monthly car allowance in the amount of $540.00 plus reimbursement for other reasonable car-related expenses including fuel and oil, but not maintenance or repair items.

     6.  EXPENSES

         The parties recognize that in the course of performing his/her duties hereunder, Employee may incur expenses. Corporation agrees to reimburse Employee upon presentation of vouchers for reasonable expenses incurred by Employee in the performance of his/her duties hereunder.

     7.  FRINGE BENEFITS

         Employee shall be entitled to such fringe benefits paid for or supplied by the Corporation and shall be further entitled to the following provisions:

         7.1 participation in retirement and employee benefit plans such as 401k, stock options, education reimbursement, health, accident, disability, life, or group insurance plans and other plans as the President of Corporation determines from time to time to make available generally to the other executive employees of Corporation.

         7.2 the Corporation may elect to pay for the employee's entire health insurance premium payments to the extent that this is offered to the other executive employees of the Corporation.

         7.3 those plans in which the Employee participates at the time of the execution hereof shall not be terminated or otherwise discontinued or amended in a manner having a detrimental effect on the Employee during the term of this Agreement without the prior written consent of the Employee. In the event of the termination of the Employee's employment by the Corporation for any reason other than for cause or in the event the Employee terminates the agreement for cause or for any reason other than for cause, as set forth herein, the Corporation shall continue to provide the benefits and make the payments under those plans for the remaining term of this agreement.

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         7.3.1 The Employee may at any time direct the Corporation in writing to assign the insurance policy or policies to the Employee in the event of his termination for any reason whatsoever, whether or not for cause, following which the Employee shall be fully responsible for payments on the policy or policies and the Corporation's obligations under the policy or policies shall cease.

     8.  DEATH OR DISABILITY

         In the event Employee dies or becomes physically or mentally disabled so that he/she is unable to perform his/her duties hereunder, this Agreement shall not terminate and the compensation then payable by Corporation to Employee pursuant to Section 5 hereof shall continue to be paid as if Employee were not disabled in any way or had not died, until the end of the then current term of employment pursuant to Section 2 hereof, provided however, Corporation shall be entitled to credit against its obligation hereunder the amount of any and all disability benefits received by Employee provided or paid for by Corporation, pursuant to Section 7 hereof.

     9.  TERMINATION

         9.1 Notwithstanding anything herein contained to the contrary, subject to Section 8 hereof, Corporation shall have the right to terminate this Agreement upon one day's notice for reasonable cause. Reasonable cause shall consist of the following events: commitment of fraud, dishonesty or other material acts of misconduct in the performance of his/her duties hereunder, commitment of or participant in a willful violation of any law, or regulations (other than those relating to traffic violations or similar offenses) having a material negative impact on the Corporation, or commitment or participation in any other injurious act or omission wantonly, willfully or recklessly or in a manner which was grossly negligent against the Corporation or its customers.

         9.2 Corporation and Employee shall have the right to terminate the agreement hereunder without cause provided that all of the obligations of Corporation hereunder shall continue to be fully and timely performed until the end of the then current term of employment pursuant to Section 2 hereof. Employee shall receive the full compensation hereunder for the then remaining term of this Agreement including the continuation of benefits as defined in
Section 7 and Section 13 hereof, which is in addition to aforesaid compensation and not to be reduced by these amounts, as if this Agreement had not been terminated and in no event shall a termination for other than cause prejudice, eliminate, decrease, diminish or otherwise adversely affect the Employee's right to receive full compensation under this Agreement to the same extent and amount as if this Agreement had not been terminated.

     9.3 Employee shall have the right to terminate the Agreement hereunder with cause upon not less than 30 days written notice for the following reasons: a) in the event of a change in control of the Corporation as described in Section 12,
b) in the event of a change in control of the Corporation as described in
Section 12, in conjunction with any of the following: (i) failure of the Corporation to provide the employee with any one or more of the provisions of

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this Agreement, (ii) any change in the position of Employee set forth in Section
3 without prior written consent of employee, or, (iii) any material decrease in the Employee's duties, responsibilities and authorities, without the prior written consent of the Employee.

         9.3.1 In the event of termination for cause by the Employee for the reasons stated in 9.3, employee will receive full compensation hereunder for the then remaining term of this Agreement including the continuation of benefits as defined in Section 7 and Section 13 hereof, which is in addition to aforesaid compensation and not to be reduced by these amounts, as if this Agreement had not been terminated and in no event shall a termination for other than cause prejudice, eliminate, decrease, diminish or otherwise adversely affect the Employee's right to receive full compensation under this Agreement to the same extent and amount as if this Agreement had not been terminated.

   10.   COVENANTS BY EMPLOYEE

         10.1 Employee hereby agrees that he/she shall not compete with Corporation, as defined below, whether directly or indirectly, as a principal, partner, stockholder, officer, director, employee, or in any other capacity, for the following periods of time: (i) if the Corporation terminates employment without cause as defined in Section 9.2 or if the employee terminates employment with cause as defined in Section 9.3, the employee agrees not to compete for a period of 45 days from the date of termination of this contract; or (ii) if the Corporation terminates employment with cause pursuant to Section 9.1 or if the employee terminates employment without cause, the employee agrees not to compete for a period of 6 months from the date of termination of this contract.

         10.1.1 Compete in any manner whatsoever with the business now or hereafter conducted by Corporation or any Affiliate (as hereinafter defined); and

         10.1.2 Solicit or attempt to solicit, sell, lease or offer to sell or offer to lease, except on behalf of Corporation or any affiliate, any present or future customer of Corporation or Affiliate any goods or services competitive to the goods and services now or hereafter offered for sale or lease by Corporation or any Affiliate.

         10.2 The parties hereto recognize that the covenants of Employee herein contained are unique and that in the event there is a breach or threatened breach of such covenants, Corporation shall be entitled, in addition to any other remedies available to it, to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity, to obtain damages for any breach of covenants or to enforce a specific performance thereof by Employee, or to enjoin Employee from performing services or doing any act in breach of such covenants.

         10.3 For the purposes of this Agreement, an "Affiliate" of Corporation shall mean any person, partnership or corporation which is controlled by, in common control with or controlling Corporation.



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         10.4 Employee agrees during the Term hereof and after the termination of employment of Employee for any reason whatsoever the Employee shall not disclose to any person, firm, partnership or corporation any information concerning any of the methods of conducting business of Corporation or any affiliate or any details relating thereto including the names of suppliers, customers and methods of operation of Corporation or any of its Affiliates which information is hereby acknowledged to be confidential in nature. This provision shall not be construed to prevent Employee from using any knowledge which he/she possessed at the time he commenced his/her employment with corporation or from using any information which is not confidential.

    11.  INDEMNIFICATION

         11.1 If litigation is brought to enforce or interpret any provision hereof in the event of a change in control as described in section 12, the Corporation shall indemnify the Employee for his/her reasonable attorney's fees and disbursements incurred in such litigation.

         11.2 The Corporation shall further indemnify the Employee to the extent of the greater of the indemnification provided for in any agreement, bylaw or charter provision of the Corporation, or any provision of law, rule or regulation, any of which may be applicable to the Employee or generally applicable to other executive officers of the Employee's class.

    12.  CHANGE OF CONTROL

         "Change in control" as used in this agreement shall refer to any one or more of the following: (i) the acquisition in any manner of the beneficial ownership of shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of one or more directors of the Corporation by any person, or persons acting as a group within the meaning of
Section 13 (d) of the Securities and Exchange Act of 1934, if the Board has made a determination that such acquisition constitutes or will constitute control of the Corporation; (ii) any liquidation, dissolution or sale of all or substantially all of the assets of the Corporation; or (iii) any action taken following, as a result of, or in connection with, any tender or exchange, offer, merger or other business combination, sale of assets, proxy contest or any combination of the foregoing whereby the persons who were the Directors of the Corporation immediately prior to such action shall cease to constitute a majority of the Board of the Corporation or any successor to the Corporation. The term "person" refers to an individual, corporation, company or other entity.

    13.  VACATION

         Employee shall be entitled to take vacations at such time as shall reasonably be approved by Corporation which shall be not more than four weeks per annum. Vacation over four weeks per annum not used is forfeited. In the event of termination without cause by Corporation or by Employee or with cause by Employee, Employee will receive cash equivalent of vacation time not yet taken in accordance with Company policy.

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    14.  MISCELLANEOUS PROVISIONS

         14.1 NOTICES

         Any notice required or permitted to be given under this Agreement shall be in writing, and shall be deemed to have been given when delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         14.1.1 If to Corporation:

         Ronald H. Deferrari, President
         Plasma-Therm I.P. Inc.
         9509 International Court
         St. Petersburg, FL 33716

         14.1.2 If to Employee:

         Edmond Richards
         908 Lake Placido Ct. NE
         St. Petersburg, FL 33703

         The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by a similar notice to be effective ten (10) days after such changed designation is supplied.

         14.2 SITUS

         This Agreement shall be governed by and construed in accordance with the applicable laws of the States of Delaware and Florida.

         14.3 ENTIRE AGREEMENT

         This Agreement constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements, and may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         14.4 BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and Employee, his/her heirs and personal representatives.






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     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
                                      FOR PLASMA-THERM I.P. INC.


                                      /s/Ronald H. Deferrari
                                      -------------------------------
                                      Ronald H. Deferrari, President


EMPLOYEE


 /s/ Edmond Richards
--------------------------
Edmond Richards